                                                                    Exhibit 99.1

[HARRISINTERACTIVE LOGO]

FOR IMMEDIATE RELEASE

    HARRIS INTERACTIVE TRIPLES OPERATING INCOME IN THIRD FISCAL QUARTER 2006
                      ANNOUNCES $25 MILLION STOCK BUY BACK



     OTHER NOTEWORTHY POINTS:
     -   EPS of $0.04 exceed expectations on lower than expected revenue
     -   Sales bookings exceed $66 million - set new quarterly record
     -   European revenue declines 17%, limits consolidated growth to 3%
     -   Company remains confident to achieve $0.12 - $0.14 full-year EPS


ROCHESTER, N.Y. -- MAY 4, 2006 -- Harris Interactive(R) (Nasdaq:HPOL) announced results for its fiscal third quarter 2006, ended March 31, 2006.

THIRD FISCAL QUARTER RESULTS
Revenue for the third fiscal quarter of 2006 was $52.2 million, up 3% when compared with $50.9 million of revenue reported for the same period a year ago. U.S. revenue was $42.4 million, up 9% from the $39.1 million of revenue reported a year ago. European revenue was $9.8 million, down approximately $2.0 million (including $0.8 million of unfavorable foreign exchange rate differences), or 17% from the $11.8 million of revenue reported for the third fiscal quarter of 2005.

Global Internet revenue for the third fiscal quarter of 2006 was $31.2 million, up 8% compared to the $28.9 million reported for the same period a year ago. U.S. Internet revenue was $28.0 million, up 9% when compared to $25.8 million in the third fiscal quarter of 2005. European Internet revenue was $3.2 million, up 3% from the $3.1 million of Internet revenue reported for the same quarter last year. Internet revenue comprised 60% of total revenue, 66% of the U.S. revenue and 32% of the European revenue for the third fiscal quarter of 2006, versus 57%, 66% and 26% respectively last year.

Operating income for the third fiscal quarter of 2006, which included $1.0 million of severance and non-cash stock-based compensation expenses, was $4.1 million, or 8% of revenue, up 274% when compared to operating income of $1.1 million, or 2% of revenue, for the same period a year ago. Operating income for third fiscal quarter 2005 did not include any stock-based compensation expense, but did include pre-tax restructuring charges of $1.1 million.

Net income for the third fiscal quarter of 2006 was $2.5 million, or $0.04 per diluted share, as compared with a net loss of $2.7 million, or $0.04 per diluted share for the same period a year ago.

"Despite lower than expected revenue, our improved management processes enabled us to more than triple our operating income," said Gregory T. Novak, president and CEO "The improved discipline and visibility we've achieved in running our US business will now allow us to focus more attention on our two top priorities: growing consolidated revenue and to quickly take the steps needed to get UK sales and profitability moving in the right direction again," Novak continued.

Sales bookings for the fiscal third quarter increased 11% over last year, and set a new record of $66.3 million. "As we said back in September, our renewed focus on sales development and strategic selling has paid off by increasing our sales bookings while decreasing our selling costs to below 10% of revenue. We will now concentrate on replicating those same sales processes in the UK," said Novak.

FISCAL YEAR TO DATE RESULTS
Revenue for the first nine months of fiscal 2006, which ended on March 31, 2006, was $156.0 million, up 9% when compared with $142.8 million of revenue reported for the same period a year ago. U.S. revenue for nine months was $123.2 million, up 14% from $107.6 million of revenue reported for the same period a year ago. European revenue for the nine month period was $32.8 million, down $1.8 million (including $1.7 million of unfavorable foreign exchange rate differences), or 5% when compared with $34.6 million of revenue reported for the same period a year ago.

Global Internet revenue for the first nine months of fiscal 2006 was $91.5 million, up 16% from Internet revenue of $78.8 million reported for the same period a year ago. U.S. nine month fiscal 2006 Internet revenue was $82.0 million, up 16% when compared to the $70.6 million reported for the nine months of fiscal 2005. European Internet revenue for the first nine months of 2006 was $9.5 million, up 17% from the $8.1 million of Internet revenue reported for the same period a year ago. For the first nine months of fiscal 2006, Internet revenue comprised 59% of total revenue, 67% of U.S. revenue and 29% of European revenue, versus 55%, 66% and 24% respectively last year.

Operating income for the first nine months of fiscal 2006, which included $2.4 million of severance and non-cash stock-based compensation expenses, was $10.1 million, or 6% of revenue, as compared to operating income of $6.2 million, or 4% of revenue for the same period a year ago. Operating income for the first nine months of 2005 did not include any stock-based compensation expense, but did include pre-tax restructuring costs of $1.1 million.

Net income for first nine months of 2006 was $6.1 million, or $0.10 per diluted share, up significantly when compared with net income of $0.4 million, or $0.01 per diluted share reported a year ago.

BALANCE SHEET REMAINS STRONG
As of March 31, 2006, cash, cash equivalents and marketable securities totaled $57.9 million, up from the $48.0 million reported as of December 31, 2005, and up from $34.6 million as of March 31, 2005. The Company remains essentially debt-free.

FULL YEAR EARNINGS EXPECTATIONS REMAIN UNCHANGED
The Company has revised its revenue expectations for the full fiscal year to between $213 and $215 million, but remains confident that it can achieve earnings of between $0.12 and $0.14 per fully diluted share, which includes $0.05 of non-cash stock-based compensation costs. "Ongoing uncertainty in the UK has caused us to adjust our full fiscal year revenue expectations. Even though the UK turnaround may require additional investments and/or expenses in Q4, we believe we can still achieve our expected full-year earnings," commented Ronald
E. Salluzzo, executive vice president and CFO.

STOCK REPURCHASE PLAN APPROVED
Yesterday, the directors of the Company approved a share repurchase program authorizing the purchase of up to $25 million of its common stock during the next twelve months. The amount and timing of any purchase will be at the discretion of the directors and will depend upon a number of factors, including the price and availability of the Company's shares and general market conditions.

Q3 FISCAL 2006 RESULTS CONFERENCE CALL AND WEBCAST ACCESS
The Company has scheduled a conference call to discuss these results for Thursday, May 4, 2006 at 5:00 p.m. ET. Gregory T. Novak, president and CEO will host the teleconference. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free 800.260.8140 in the United States and Canada, or 617.614.3672 internationally. The PASSCODE is 18619976. A live webcast of the call will also be accessible via the investor relations section of the Company's website: www.harrisinteractive.com/ir, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be available. This media release, including financial schedules, will be available at our website: www.harrisinteractive.com/ir, prior to the call.

HARRIS INTERACTIVE KEY OPERATING METRICS
Updated 5/4/06 (Dollar amounts in millions USD)

                                                                  Q3           Q4           Q1           Q2            Q3
                                                                FY2005       FY2005       FY2006       FY2006        FY2006
                                                                ------       ------       ------       ------        ------
INTERNET REVENUE (% OF TOTAL REVENUE)                            57%          56%          57%           59%          60%
US INTERNET REVENUE (% OF US REVENUE)                            66%          64%          67%           67%          66%
EUROPEAN INTERNET REVENUE (% OF EUROPEAN REVENUE)                26%          29%          27%           28%          32%
CASH & MARKETABLE SECURITIES                                    $34.6        $36.5        $37.4         $48.0        $57.9
SALES BOOKINGS                                                  $59.9        $47.8        $44.9         $59.5        $66.3
ENDING SALES BACKLOG                                            $62.9        $56.5        $52.5         $57.2        $71.2
BILLABLE FULL TIME EQUIVALENTS (FTE)                             755          729          749           734          721
DAYS SALES OUTSTANDING (DSO)                                   46 days      52 days      53 days       44 days      32 days
UTILIZATION                                                      60%          61%          56%           64%          63%



KEY OPERATING METRICS DEFINITIONS
  - SALES BOOKINGS - The contract value of revenue-generating projects that are anticipated to take place during the next four fiscal quarters for which a firm client commitment has been received during the period, less any adjustments during the current period to prior period sales bookings due to contract value adjustments or project cancellations.
  - ENDING SALES BACKLOG - Prior period ending sales bookings plus current period sales bookings less revenue recognized on outstanding projects as of the end of the period.
  - BILLABLE FULL-TIME EQUIVALENTS (FTE'S) - The number of full-time equivalents with assigned billability targets. This represents a monthly average for the periods reported here.
  - DAYS SALES OUTSTANDING (DSO) - Accounts receivable as of the end of the applicable period (including unbilled receivables less deferred revenue) divided by our daily revenues (total revenue for the period divided by the number of calendar days in the period).
  - UTILIZATION -- Hours billed by project personnel in connection with specific revenue-generating projects divided by total hours of available capacity. Hours billed do not include marketing, selling, or proposal generation time.

NOTE: The metrics presented herein should be read in conjunction with all other reports and documents filed by the Company with the Securities and Exchange Commission during each of the fiscal periods noted above.

        Please see attached schedules for detailed financial information.
                                       ###

ABOUT HARRIS INTERACTIVE(R)
Harris Interactive Inc. (www.harrisinteractive.com), based in Rochester, New York, is the 13th largest and the fastest-growing market research firm in the world, most widely known for The Harris Poll(R) and for its pioneering leadership in the online market research industry. Long recognized by its clients for delivering insights that enable confident business decisions, the Company blends the science of innovative research with the art of strategic consulting to deliver knowledge that leads to measurable and enduring value.

Harris Interactive serves clients worldwide through its United States, Europe (www.harrisinteractive.com/europe) and Asia offices, its wholly-owned subsidiary Novatris in Paris, France (www.novatris.com), and through an independent global network of affiliate market research companies. EOE M/F/D/V

To become a member of the Harris Poll Online(SM) and be invited to participate in future online surveys, go to www.harrispollonline.com

SAFE HARBOR
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the "Risk Factors" section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

CONTACT
Dan Hucko, SVP
Corporate Communications/Investor Relations
Harris Interactive
585.214.7316
800.866.7655 x7470

Harris Interactive Inc. 05/06

                             HARRIS INTERACTIVE INC.
                           CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                           MARCH 31,    JUNE 30,
                                                             2006        2005
                                                           ---------------------
                             ASSETS
   Cash and cash equivalents                               $ 11,481     $ 13,118
   Marketable securities                                     46,384       23,392
   Accounts receivable, net                                  32,074       35,041
   Unbilled receivables                                       7,102        9,949
   Prepaids and other current assets                          5,741        4,610
   Deferred tax assets                                        4,516        4,712
                                                           ---------------------
                  Total current assets                      107,298       90,822

   Property, plant and equipment, net                        10,885       12,528
   Goodwill                                                 103,414      101,287
   Other intangibles, net                                    11,539       12,865
   Deferred tax assets, net                                  18,624       23,475
   Other assets                                               1,451        1,385
                                                           ---------------------
                  Total assets                             $253,211     $242,362
                                                           =====================

                LIABILITIES AND STOCKHOLDERS' EQUITY

   Accounts payable                                           6,369        9,611
   Accrued expenses                                          18,456       21,519
   Deferred revenue                                          20,474       13,785
                                                           ---------------------
                  Total current liabilities                  45,299       44,915

   Deferred tax liabilities                                   2,847        3,171
   Other long-term liabilities                                2,978        1,783
                  Total stockholders' equity                202,087      192,493
                                                           ---------------------
                  Total liabilities and stockholders'
                  equity                                   $253,211     $242,362
                                                           =====================

                             HARRIS INTERACTIVE INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)



                                                                      THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                           MARCH 31,                           MARCH 31,
                                                              -------------------------------       ------------------------------
                                                                  2006               2005              2006            2005

Revenue from services                                         $     52,248       $     50,858       $    156,000      $    142,772
Cost of services                                                    24,501             24,469             75,406            67,142
                                                              -------------------------------       ------------------------------
   Gross profit                                                     27,747             26,389             80,594            75,630

   Gross Margin                                                       53.1%              51.9%              51.7%             53.0%

Operating expenses:
  Sales and marketing                                                5,124              5,287             14,957            14,860
  General and administrative                                        16,790             16,995             50,107            48,187
  Depreciation and amortization                                      1,726              1,954              5,447             5,362
  Restructuring charges                                                 --              1,055                 --             1,055
                                                              -------------------------------       ------------------------------
  Total operating expenses                                          23,640             25,291             70,511            69,464
                                                              -------------------------------       ------------------------------
    Operating income                                                 4,107              1,098             10,083             6,166

Operating margin                                                       7.9%               2.2%               6.5%              4.3%


Interest and other income, net                                         390                152                847               431
                                                              -------------------------------       ------------------------------
    Income from continuing operations before income taxes            4,497              1,250             10,930             6,597
                                                              -------------------------------       ------------------------------
Income tax expense                                                   1,962                651              4,805             2,722
                                                              -------------------------------       ------------------------------
   Income from continuing operations                                 2,535                599              6,125             3,875
  (Loss) from discontinued operations                                   --             (3,277)                --            (3,443)
                                                              -------------------------------       ------------------------------
Net income                                                    $      2,535       $     (2,678)      $      6,125      $        432
                                                              ===============================       ==============================

Basic net income per share (*):
   Continuing operations                                      $       0.04       $       0.01       $       0.10      $       0.06
   Discontinued operations                                              --              (0.05)                --             (0.06)
                                                              -------------------------------       ------------------------------
Basic net income per share                                    $       0.04       $      (0.04)      $       0.10      $       0.01
                                                              ===============================       ==============================
Diluted net income per share (*):

   Continuing operations                                      $       0.04       $       0.01       $       0.10      $       0.06
   Discontinued operations                                              --              (0.05)                --             (0.06)
                                                              -------------------------------       ------------------------------
Diluted net income per share                                  $       0.04       $      (0.04)      $       0.10      $       0.01
                                                              ===============================       ==============================

Weighted average shares outstanding -

                                            Basic               61,676,223         61,237,999         61,524,940        60,248,777
                                            Diluted             61,934,203         61,817,643         61,612,197        61,044,281



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(*)  Figures might not add due to rounding